Exhibit 99.1

PennyMac Financial Services, Inc. Reports

Third Quarter 2023 Results

WESTLAKE VILLAGE, Calif. – October 26, 2023 – PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $92.9 million for the third quarter of 2023, or $1.77 per share on a diluted basis, on revenue of $400.3 million. Book value per share increased to $71.56 from $69.77 at June 30, 2023.

PFSI’s Board of Directors declared a third quarter cash dividend of $0.20 per share, payable on November 22, 2023, to common stockholders of record as of November 13, 2023.

Third Quarter 2023 Highlights

•	Pretax income was $126.8 million, up 74 percent from the prior quarter and down 32 percent from the third quarter of 2022
•	Production segment pretax income was $25.2 million, up slightly from $24.4 million in the prior quarter and down from $38.6 million in the third quarter of 2022

o	Total loan acquisitions and originations, including those fulfilled for PennyMac Mortgage Investment Trust (NYSE: PMT), were $25.1 billion in unpaid principal balance (UPB), up slightly from the prior quarter and down 4 percent from the third quarter of 2022
o	Broker direct interest rate lock commitments (IRLCs) were $3.0 billion in UPB, up 6 percent from the prior quarter and 60 percent from the third quarter of 2022
o	Consumer direct IRLCs were $1.7 billion in UPB, down 21 percent from the prior quarter and 55 percent from the third quarter of 2022
o	Government correspondent IRLCs totaled $10.1 billion in UPB, down 6 percent from the prior quarter and 19 percent from the third quarter of 2022
o	Conventional correspondent IRLCs for PFSI’s account totaled $10.3 billion in UPB, up 37 percent from the prior quarter
o	Correspondent acquisitions of conventional conforming loans fulfilled for PMT were $2.8 billion in UPB, down 9 percent from the prior quarter and 73 percent from the third quarter of 2022

•	Servicing segment pretax income was $101.2 million, up from $46.5 million in the prior quarter and down from $145.3 million in the third quarter of 2022

o	Pretax income excluding valuation-related items was $120.0 million, up 59 percent from the prior quarter, primarily driven by higher servicing fee revenue, net interest income and early buyout (EBO) income

o	Valuation items included:

–	$398.9 million in mortgage servicing rights (MSR) fair value gains, before recognition of realization of cash flows, more than offset by $423.7 million in hedging losses

•	Net impact on pretax income related to these items was $(24.8) million, or $(0.34) in diluted earnings per share

–	$6.0 million of reversals related to provisions for losses on active loans

o	Servicing portfolio grew to $589.4 billion in UPB, up 2 percent from June 30, 2023, driven by production volumes which more than offset prepayment activity

•	Investment Management segment pretax income was $0.4 million, down from $2.0 million in the prior quarter and $1.6 million in the third quarter of 2022

o	Net assets under management (AUM) were $1.9 billion, up slightly from June 30, 2023, and down 3 percent from September 30, 2022

•	PFSI exercised its option to extend the maturity for $650 million in term notes secured by Ginnie Mae MSRs originally due in August 2023 for two years

Notable activity after quarter end

•	Issued new, 5-year $125 million term loan secured by Ginnie Mae MSR and servicing advances

"PennyMac Financial produced outstanding results in the third quarter, returning to a double-digit annualized return on equity," said Chairman and CEO David Spector. "While average mortgage rates were up 50 basis points from the prior quarter, we demonstrated the earnings power of our balanced business model with exceptionally strong operating income from our large and growing servicing business combined with continued profitability in production. As a result, book value per share grew 3 percent from the prior quarter."

Mr. Spector continued, “PennyMac Financial’s strong financial and operational performance allowed us to continue gaining market share in recent periods, driven by continued superior execution in our correspondent channel and growth in broker-direct lending. Our strength in production has allowed us to meaningfully and organically grow our servicing portfolio, which is now approaching $600 billion in unpaid principal balance. In this environment, with interest rates expected to stay higher for longer, our servicing portfolio provides strong profitability with the operational efficiency and scale we have achieved. Our results this quarter highlight our management team’s ability to successfully navigate this challenging mortgage landscape while also positioning PennyMac Financial to generate increasingly stronger returns over time.”

The following table presents the contributions of PennyMac Financial’s segments to pretax income:

	Quarter ended September 30, 2023
	Mortgage Banking			Investment
	Production	Servicing	Total	Management	Total

	(in thousands)
Revenue
Net gains on loans held for sale at fair value	$127,821	$23,553	$151,374	$-	$151,374
Loan origination fees	37,701	-	37,701	-	37,701
Fulfillment fees from PMT	5,531	-	5,531	-	5,531
Net loan servicing fees	-	185,374	185,374	-	185,374
Management fees	-	-	-	7,175	7,175
Net interest income:
Interest income	62,150	104,402	166,552	-	166,552
Interest expense	59,614	97,249	156,863	-	156,863
	2,536	7,153	9,689	-	9,689
Other	823	1,037	1,860	1,604	3,464
Total net revenue	174,412	217,117	391,529	8,779	400,308
Expenses	149,219	115,913	265,132	8,379	273,511
Income before provision for income taxes	$25,193	$101,204	$126,397	$400	$126,797

Production Segment

The Production segment includes the correspondent acquisition of newly originated government-insured and certain conventional conforming loans for PennyMac Financial’s own account, fulfillment services on behalf of PMT and direct lending through the consumer direct and broker direct channels, including the underwriting and acquisition of loans from correspondent sellers on a non-delegated basis.

PennyMac Financial’s loan production activity for the quarter totaled $25.1 billion in UPB, $22.3 billion of which was for its own account and $2.8 billion of which was fee-based fulfillment activity for PMT. Correspondent locks for PFSI and direct lending IRLCs totaled $25.1 billion in UPB, up 8 percent from the prior quarter and 39 percent from the third quarter of 2022.

Production segment pretax income was $25.2 million, compared to $24.4 million in the prior quarter and $38.6 million in the third quarter of 2022. Production segment revenue totaled $174.4 million, up 2 percent from the prior quarter and down 13 percent from the third quarter of 2022.

The components of net gains on loans held for sale are detailed in the following table:

	Quarter ended
	September 30, 2023	June 30, 2023	September 30, 2022

	(in thousands)
Receipt of MSRs	$450,936	$562,523	$345,077
Mortgage servicing rights recapture payable to PennyMac Mortgage Investment Trust	(500)	(509)	(1,648)
(Provision for) reversal of liability for representations and warranties, net	(1,459)	(1,131)	118
Cash loss, including cash hedging results	(251,245)	(308,199)	(16,795)
Fair value changes of pipeline, inventory and hedges	(46,358)	(111,265)	(158,058)
Net gains on mortgage loans held for sale	$151,374	$141,419	$168,694
Net gains on mortgage loans held for sale by segment:
Production	$127,821	$126,249	$140,683
Servicing	$23,553	$15,170	$28,011

PennyMac Financial performs fulfillment services for certain conventional conforming and jumbo loans acquired by PMT from non-affiliates in its correspondent production business. These services include, but are not limited to, marketing, relationship management, correspondent seller approval and monitoring, loan file review, underwriting, pricing, hedging and activities related to the subsequent sale and securitization of loans in the secondary mortgage markets for PMT.

Fees earned from the fulfillment of correspondent loans on behalf of PMT totaled $5.5 million in the third quarter, up 2 percent from the prior quarter and down 70 percent from the third quarter of 2022. The year-over-year decrease in fulfillment fee revenue was driven by lower conventional acquisition volumes for PMT’s account. PFSI began acquiring certain conventional loans sourced through PMT’s correspondent production business in the fourth quarter of 2022.

Net interest income totaled $2.5 million, compared to net interest expense of $0.6 million in the prior quarter. Interest income in the third quarter totaled $62.2 million, down from $75.4 million in the prior quarter, and interest expense totaled $59.6 million, down from $76.0 million in the prior quarter, both primarily due to lower average financing balances for loans held for sale at fair value.

Production segment expenses were $149.2 million, up 2 percent from the prior quarter and down 7 percent from the third quarter of 2022. The increase from the prior quarter was due to higher overall loan volumes while the decrease from the third quarter of 2022 was driven primarily by lower volumes in the direct lending channels and expense management activities in 2022.

Servicing Segment

The Servicing segment includes income from owned MSRs, subservicing and special servicing activities. The total servicing portfolio grew to $589.4 billion in UPB at September 30, 2023, an increase of 2 percent from June 30, 2023, and 9 percent from September 30, 2022. PennyMac Financial subservices and conducts special servicing for PMT, whose servicing portfolio totaled $232.9 billion in UPB at quarter end, down 1 percent from June 30, 2023, and up 1 percent from September 30, 2022. PennyMac Financial’s owned MSR portfolio grew to $356.5 billion in UPB, up 4 percent from June 30, 2023, and 16 percent from September 30, 2022.

The table below details PennyMac Financial’s servicing portfolio UPB:

	September 30, 2023	June 30, 2023	September 30, 2022

	(in thousands)
Prime servicing:
Owned
Mortgage servicing rights and liabilities
Originated	$333,372,910	$319,257,805	$283,653,037
Purchased	17,924,005	18,474,265	20,182,332
	351,296,915	337,732,070	303,835,369
Loans held for sale	5,181,866	4,250,706	4,287,585
	356,478,781	341,982,776	308,122,954
Subserviced for PMT	232,903,327	234,463,739	230,959,804
Total prime servicing	589,382,108	576,446,515	539,082,758
Special servicing - subserviced for PMT	10,780	12,780	19,015
Total loans serviced	$589,392,888	$576,459,295	$539,101,773

Servicing segment pretax income was $101.2 million, compared to $46.5 million in the prior quarter and $145.3 million in the third quarter of 2022. Servicing segment net revenues totaled $217.1 million, up from $156.4 million in the prior quarter and down from $266.5 million in the third quarter of 2022. The quarter-over-quarter increase was driven by higher net loan servicing fees, net interest income and net gains on loans held for sale at fair value related to EBO activity.

Revenue from net loan servicing fees totaled $185.4 million, up from $146.1 million in the prior quarter. Loan servicing fees were $387.9 million, up from $356.5 million in the prior quarter primarily due to growth in PFSI’s owned portfolio, reduced by $177.8 million in realization of MSR cash flows, which was up slightly from the prior quarter due to larger average MSR fair values. Net valuation related declines totaled $24.8 million, compared to $36.2 million of such declines in the prior quarter. MSR fair value gains, before realization of cash flows, were $398.9 million in the quarter, and hedging losses were $423.7 million, both primarily due to higher market interest rates.

The following table presents a breakdown of net loan servicing fees:

	Quarter ended
	September 30, 2023	June 30, 2023	September 30, 2022

	(in thousands)
Loan servicing fees	$387,934	$356,471	$313,080
Changes in fair value of MSRs and MSLs resulting from:
Realization of cash flows	(177,775)	(174,162)	(141,781)
Change in fair value inputs	398,871	118,905	237,192
Hedging losses	(423,656)	(155,136)	(164,749)
Net change in fair value of MSRs and MSLs	(202,560)	(210,393)	(69,338)
Net loan servicing fees	$185,374	$146,078	$243,742

Servicing segment revenue included $23.6 million in net gains on loans held for sale related to EBOs, up from $15.2 million in the prior quarter and down from $28.0 million in the third quarter of 2022. These EBOs are previously delinquent loans that were brought back to performing status through PennyMac Financial’s successful servicing efforts.

Net interest income totaled $7.2 million, versus net interest expense of $5.1 million in the prior quarter and net interest expense of $5.8 million in the third quarter of 2022. Interest income was $104.4 million, up from $97.5 million in the prior quarter driven primarily by increased placement fees on custodial balances due to higher short-term interest rates. Interest expense was $97.2 million, down from $102.6 million in the prior quarter due to lower average balances of secured debt outstanding.

Servicing segment expenses totaled $115.9 million, up 5 percent from the prior quarter primarily due to performance-based compensation accruals and down 4 percent from the third quarter of 2022 due to expense management activities and lower provisions for losses on servicing advances.

Investment Management Segment

PennyMac Financial manages PMT for which it earns base management fees and may earn incentive compensation. Net AUM were $1.9 billion as of September 30, 2023, up 1 percent from June 30, 2023, and down 3 percent from September 30, 2022.

Pretax income for the Investment Management segment was $0.4 million, down from $2.0 million in the prior quarter and $1.6 million in the third quarter of 2022. Base management fees from PMT were $7.2 million, up 1 percent from the prior quarter and down 7 percent from the third quarter of 2022 due to the decline in AUM. No performance incentive fees were earned in the third quarter.

The following table presents a breakdown of management fees:

	Quarter ended
	September 30, 2023	June 30, 2023	September 30, 2022

	(in thousands)
Management fees:
Base	$7,175	$7,078	$7,731
Performance incentive	-	-	-
Total management fees	$7,175	$7,078	$7,731

Net assets of PennyMac Mortgage Investment Trust	$1,949,078	$1,931,496	$2,017,331

Investment Management segment expenses totaled $8.4 million, up 11 percent from the prior quarter and down 4 percent from the third quarter of 2022.

Consolidated Expenses

Total expenses were $273.5 million, up 4 percent from the prior quarter and down 6 percent from the third quarter of 2022. The increase from the prior quarter was primarily due to higher production and servicing expenses as mentioned above, and the decrease from the prior year was primarily due to lower direct lending volumes and expense management activities in 2022.

Taxes

PFSI recorded a provision for tax expense of $33.9 million, resulting in an effective tax rate of 26.8 percent during the quarter.

***

Management’s slide presentation and accompanying material will be available in the Investor Relations section of the Company’s website at pfsi.pennymac.com after the market closes on Thursday, October 26, 2023. Management will also host a conference call and live audio webcast at 5:00 p.m. Eastern Time to review the Company’s financial results. The webcast can be accessed at pfsi.pennymac.com, and a replay will be available shortly after its conclusion.

***

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market. Founded in 2008, the company is recognized as a leader in the U.S. residential mortgage industry and employs over 4,000 people across the country. For the twelve months ended September 30, 2023, PennyMac Financial’s production of newly originated loans totaled $96 billion in unpaid principal balance, making it the second largest mortgage lender in the nation. As of September 30, 2023, PennyMac Financial serviced loans totaling $589 billion in unpaid principal balance, making it a top five mortgage servicer in the nation. Additional information about PennyMac Financial Services, Inc. is available at pfsi.pennymac.com.

Media	Investors
Kristyn Clark	Kevin Chamberlain
kristyn.clark@pennymac.com	Isaac Garden
805.395.9943	PFSI_IR@pennymac.com
818.224.7028

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “project,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: interest rate changes; changes in real estate values, housing prices and housing sales; the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to our business; the mortgage lending and servicing-related regulations promulgated by the Consumer Financial Protection Bureau and its enforcement of these regulations; our dependence on U.S. government-sponsored entities and changes in their current roles or their guarantees or guidelines; changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to our business, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; changes in macroeconomic and U.S. real estate market conditions; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase opportunities for mortgage servicing rights and our success in winning bids; our substantial amount of indebtedness; increases in loan delinquencies, defaults and forbearances; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant contributor to our mortgage banking business; maintaining sufficient capital and liquidity and compliance with financial covenants; our obligation to indemnify third-party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of, fail to meet certain criteria or characteristics or under other circumstances; our obligation to indemnify PMT if our services fail to meet certain criteria or characteristics or under other circumstances; investment management and incentive fees; conflicts of interest in allocating our services and investment opportunities among us and our advised entities; the effect of public opinion on our reputation; our exposure to risks of loss and disruptions in operations resulting from adverse weather conditions, man-made or natural disasters, climate change and pandemics; our ability to effectively identify, manage and hedge our credit, interest rate, prepayment, liquidity and climate risks; our initiation or expansion of new business activities or strategies; our ability to detect misconduct and fraud; our ability to mitigate cybersecurity risks and cyber incidents; our ability to pay dividends to our stockholders; and our organizational structure and certain requirements in our charter documents. You should not place undue reliance on any forward- looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

The Company’s earnings materials contain financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as pretax income excluding valuation-related items that provide a meaningful perspective on the Company’s business results since the Company utilizes this information to evaluate and manage the business. Non-GAAP disclosure has limitations as an analytical tool and should not be viewed as a substitute for financial information determined in accordance with GAAP.

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30, 2023	June 30, 2023	September 30, 2022

	(in thousands, except share amounts)
ASSETS
Cash	$1,177,304	$1,532,399	$1,558,679
Short-term investment at fair value	5,553	8,088	36,098
Loans held for sale at fair value	5,186,656	4,270,494	4,149,726
Derivative assets	103,366	85,517	164,160
Servicing advances, net	399,281	500,122	455,083
Mortgage servicing rights at fair value	7,084,356	6,510,585	5,661,672
Operating lease right-of-use assets	53,419	56,410	72,138
Investment in PennyMac Mortgage Investment Trust at fair value	930	1,011	884
Receivable from PennyMac Mortgage Investment Trust	27,613	25,046	32,306
Loans eligible for repurchase	4,445,814	4,401,098	3,757,538
Other	465,022	593,698	473,527
Total assets	$18,949,314	$17,984,468	$16,361,811

LIABILITIES
Assets sold under agreements to repurchase	$4,411,747	$3,780,524	$3,487,335
Mortgage loan participation purchase and sale agreements	498,392	505,712	367,473
Notes payable secured by mortgage servicing assets	2,673,402	2,472,726	1,793,972
Unsecured senior notes	1,782,689	1,781,756	1,778,988
Derivative liabilities	41,200	22,039	125,487
Mortgage servicing liabilities at fair value	1,818	1,940	2,214
Accounts payable and accrued expenses	236,611	258,278	358,187
Operating lease liabilities	70,210	75,956	92,380
Payable to PennyMac Mortgage Investment Trust	97,975	123,287	87,978
Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	26,099	26,099	26,675
Income taxes payable	1,059,993	1,026,147	964,307
Liability for loans eligible for repurchase	4,445,814	4,401,098	3,757,538
Liability for losses under representations and warranties	30,491	30,146	37,187
Total liabilities	15,376,441	14,505,708	12,879,721

STOCKHOLDERS' EQUITY
Common stock—authorized 200,000,000 shares of $0.0001 par value; issued and outstanding 49,925,752, 49,857,588, and 51,011,021 shares, respectively	5	5	5
Additional paid-in capital	11,475	-	-
Retained earnings	3,561,393	3,478,755	3,482,085
Total stockholders' equity	3,572,873	3,478,760	3,482,090
Total liabilities and stockholders’ equity	$18,949,314	$17,984,468	$16,361,811

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Quarter ended
	September 30, 2023	June 30, 2023	September 30, 2022

	(in thousands, except per share amounts)
Revenues
Net gains on loans held for sale at fair value	$151,374	$141,419	$168,694
Loan origination fees	37,701	38,968	34,037
Fulfillment fees from PennyMac Mortgage Investment Trust	5,531	5,441	18,407
Net loan servicing fees:
Loan servicing fees	387,934	356,471	313,080
Change in fair value of mortgage servicing rights and mortgage servicing liabilities	221,096	(55,257)	95,411
Mortgage servicing rights hedging results	(423,656)	(155,136)	(164,749)
Net loan servicing fees	185,374	146,078	243,742
Net interest income (expense):
Interest income	166,552	172,952	82,994
Interest expense	156,863	178,642	82,965
	9,689	(5,690)	29
Management fees from PennyMac Mortgage Investment Trust	7,175	7,078	7,731
Other	3,464	3,253	3,650
Total net revenues	400,308	336,547	476,290
Expenses
Compensation	156,909	136,982	157,793
Technology	39,000	35,244	35,647
Loan origination	28,889	31,646	28,356
Professional services	11,942	17,888	16,230
Servicing	13,242	14,652	20,399
Occupancy and equipment	8,900	10,066	11,299
Marketing and advertising	4,632	5,578	7,601
Other	9,997	11,574	13,493
Total expenses	273,511	263,630	290,818
Income before provision for income taxes	126,797	72,917	185,472
Provision for income taxes	33,927	14,667	50,338
Net income	$92,870	$58,250	$135,134
Earnings per share
Basic	$1.86	$1.17	$2.59
Diluted	$1.77	$1.11	$2.46
Weighted-average common shares outstanding
Basic	49,902	49,874	52,170
Diluted	52,561	52,264	54,968
Dividend declared per share	$0.20	$0.20	$0.20